Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-31366 and 333-168758 on Form S-8 of HNI Corporation of our report dated June 22, 2023, relating to the financial statement of the HNI Corporation Profit Sharing Retirement Plan, which appears in this annual report on Form 11-K of the HNI Corporation Profit Sharing Retirement Plan for the year ended December 31, 2023.

/s/ Baker Tilly US, LLP
Pittsburgh, Pennsylvania
June 18, 2024